Exhibit 10.19
            FM   FM Services
                 Affiliate of Freeport-McMoRan &
                 Freeport-McMoRan Copper & Gold

            FM Services Company
            Telephone:  (504) 582-4000
            1615 Poydras Street
            New Orleans, LA  70112

            P.O. Box 61119
            New Orleans, LA  70161


                                                       December 22, 1997

            Mr. Rene L. Latiolais
            2305 Barton Creek Blvd.
            Villa 42
            Austin, TX 78735


            Dear Rene:

                 This   will   confirm   the   agreement   between   the
            undersigned, FM Services Company (the "Company"), and you with respect to the provision by you of certain consulting services to the Company and its subsidiaries and corporate affiliates (which includes client companies for which services are provided).

                 1. From January 1, 1998 through  December 31, 1998 (the
                    "Consulting Term"), you agree to serve as a consultant to the Company. In your capacity as a consultant, you will provide to the Company, subject to the instruction and direction of its executive officers, consulting advice related to the businesses, operations and prospects of the Company and its subsidiaries and corporate affiliates. You agree to devote such of your time, skill, labor and attention to the performance of any consulting services requested by the Company hereunder as may be necessary for you to render the prompt and effective performance thereof, provided that it is generally understood that you shall only be required to devote yourself to the performance of such duties to the extent contemplated by paragraph 2(vi) of this letter.

                 2. It  is understood  and agreed  with respect  to your
                    undertaking  to  provide  the   consulting  services
                    described herein, that:

                      (i) you will  perform such consulting  services as
                         an independent contractor to, and not as an agent (except in any capacity as an elected officer or director) or employee of the Company or any of its subsidiaries or affiliates, and that, as an independent contractor, you shall have the sole and exclusive right to control and direct details incident to any consulting services required to be provided hereby;

                    (ii) this  agreement   shall  not  be   deemed  or
                         construed to create a partnership, a joint venture, a principal and agent relationship, or any other relationship between you and the Company that would create liability for the Company for your actions;

                   (iii) nothing herein contained  shall be construed
                         as giving you any right to be elected or appointed an officer or director of the Company or any of its subsidiaries or corporate affiliates or to retain any such position during the Consulting Term or any extension thereof;

                    (iv) except as otherwise  authorized in writing by
                         the Chairman of the Board of the Company, you will not (A) represent or hold yourself out to others that you are an employee or agent of the Company or any of its subsidiaries or corporate affiliates, or (B) have any authority to negotiate or execute any agreements, contracts commitments on behalf of, or otherwise binding upon, the Company or such subsidiary or corporate affiliate other than such authority which derives from your occupying the position of an elected officer or director of the Company or any of its subsidiaries or corporate affiliates;

                     (v) the executive  officers of the Company  or the
                         subsidiary or corporate affiliate seeking your consulting services will, insofar as it is reasonably practicable, consider your convenience in the timing of their requests, and your failure or inability, by reason of temporary illness or other cause beyond your control or because of absence for reasonable periods, to respond to such requests during any such temporary period shall not be deemed to constitute a default on your part in the performance hereunder of such services;

                   (vi) subject to the provisions of the foregoing clause (v), during the Consulting Term you will make yourself available for the performance of services hereunder for fifteen (15) percent of your time, it being understood that this shall constitute, on the average, three (3) days per month during the Consulting Term.

                 3.      As  an independent  contractor of  the Company,  you
                    acknowledge and agree that, except as otherwise specifically provided herein,

                    (i) you will not be entitled to any insurance, pension, vacation or other benefits customarily afforded to employees of the Company;

                   (ii) you will not be treated by the Company as an employee for purposes of any federal or state law regarding income tax withholding or for purposes of contributions required by any unemployment, insurance or compensatory program; and

                 (iii) you will be solely responsible for the payment of any taxes or assessments imposed on you on account of the payment of the consulting fee to, or performance of consulting services by you pursuant to this agreement.

                 4. During the term hereof, you agree that you will not, without the prior written consent of the Company,
                   (i)   render  any   services,  whether  or   not  for
                         compensation,   to    other   individuals,    firms,
                         corporations or entities in connection with any matters that may involve interests adverse to the Company or any of its subsidiaries or affiliates, or
                   (ii) engage in any business or activity detrimental to the business or interests of the Company or any of its subsidiaries or affiliates.

                 5. You  acknowledge and  agree that  any inventions  or
                    discoveries, whether or not patentable, which you may make (either alone or in conjunction with others) as a result of performing services hereunder shall be the sole and exclusive property of the Company. You agree to communicate to the Company or its representatives all facts known to you concerning such matters, and to execute any documents or instruments necessary to transfer to the Company any inventions or discoveries to which the Company may become entitled under this agreement, and should the Company decide to patent any such invention or discovery, you will assist in the preparation of patent applications and execute and assign such patent applications, and execute such other documents, as may be necessary.

                 6. You  acknowledge  and  agree   to  comply  with  the
                    confidentiality and other provisions set for in Appendix A to this Agreement, the terms of which are incorporated by reference into, and made a part of, this Agreement.

                 7. In the event of a breach or threatened breach by you
                    of Sections 5 or 6 of this agreement during or after the term hereof, the Company shall be entitled to injunctive relief restraining you from violating such paragraphs. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedy at law or in equity it may have in the event of your breach or threatened breach of this agreement.

                 8. For   the  consulting   services  provided   by  you
                    hereunder during the Consulting Term, the Company agrees:

                      (i)to  pay to  you an  annual  consulting fee  of
                         $230,000, such fee to be payable monthly in arrears in $19,166.66 amounts, it being understood by you that the amounts payable to you pursuant to this Consulting Agreement shall be in full satisfaction of any compensation to which you would otherwise be entitled as a director of the Company or any of its subsidiaries or affiliates, with you hereby relinquishing any claim to such amounts;

                     (ii)to reimburse you for, or  advance to you, all
                         reasonable out-of-pocket travel and other expenses incurred by you at the request of the Company in connection with your performance of services hereunder. Such expenses will be reimbursed or advanced promptly after your submission to the Company of expense statements in such reasonable detail as the Company may require;

                    (iii)to   make  available   to  you   secretarial
                         assistance, the use of a portable phone and laptop computer, and a suitable office at the Company's headquarters, for which you will pay to the Company a monthly amount of $2,500, such amount to be paid no later than the last day of each month;

                     (iv)to make  available to  you, at  no additional
                         charge, an annual physical, a parking space, access to the executive dining room and fitness center, and membership privileges at the City Energy Club and English Turn Country Club for business entertainment purposes. Any expenses incurred at these clubs that are not business related will be borne by you personally.

                 9. Nothing in  this agreement shall  affect in  any way
                    any of your previously accrued and vested pension or other rights or benefits under any of the plans or agreements of the Company or any of its subsidiaries or affiliates.

                 10.(i)   The  term  of  this agreement  shall  be  the
                    Consulting Term, subject to any earlier termination of your status as a consultant pursuant to the terms of subparagraph (ii) of this paragraph. This agreement shall be automatically continued for like Consulting Terms of one year unless and until canceled by either party upon thirty (30) days written notice prior to the end of any Consulting Term. Following the termination of this agreement, each party shall have the right to enforce all rights, and shall be bound by all obligations of each party that are continuing rights and obligations under the terms of this agreement.

                   (ii) This agreement may be terminated, upon notice given in the manner provided in paragraph 12 hereof, prior to the expiration of the Consulting Term:

                      (A) by the  mutual written consent of  the Company
                         and you;

                      (B) by  the  Company,  upon your  death,  or  your
                         physical or mental incapacity;

                      (C) by  the  Company  in the  event  of  your  (1)
                         willful failure  to  perform substantially  the
                         consulting services contemplated hereby, (2) breach of any of the other covenants of this agreement, or (3) engaging in gross misconduct detrimental to the Company.

                      (D) by the Company for any other reason.

            If this agreement is terminated by the Company prior to the expiration of the Consulting Term for any reason other than those set forth in subparagraphs 9(ii)(A), (B) or (C) above, then the Company shall pay in a lump sum in cash within 30 days of such termination, the aggregate amount of previously unpaid consulting fees that you would have earned had you served as a consultant through the expiration of the Consulting Term.


                 11.It is hereby understood and agreed that the Company
                    shall indemnify you for serving at the request of the Company as an elected officer or director of any of its subsidiaries or affiliates to the fullest extent permitted by applicable law, and the determination as to whether you have met the standard required for indemnification shall be made in accordance with the articles and bylaws of the applicable entity and with applicable law. It is further understood and agreed that while serving in such capacity you will be covered by the Company's directors and officers insurance policy.

                 12.Any   notice   or  other   communication   required
                    hereunder shall be in writing, shall be deemed to have been given and received when delivered in person, or, if mailed, shall be deemed to have been given when deposited in the United States mail, first class, registered or certified, return receipt requested, with proper postage prepaid, and shall be deemed to have been received on the third business day hereafter, and shall be addressed as follows:

                                If to the Company, addressed to:
                                Mr. Richard C. Adkerson
                                Chairman of the Board
                                FM Services Company
                                1615 Poydras Street
                                New Orleans, Louisiana 70112

                                If to you:
                                Mr. Rene L. Latiolais
                                2305 Barton Creek Blvd.
                                Villa 42
                                Austin, Texas 78735
                      or such other address to  which either party shall
                 have notified the other in writing.

                 13.This agreement  is personal to you  and the Company
                    and its subsidiaries and shall not be assignable by either party without the prior written consent of the other. This agreement shall be governed by and construed in accordance with the laws of the State of Louisiana. This agreement contains the entire understanding between the Company and you with respect to the subject matter hereof. Further, Consultant confirms that he has not relied upon any representations or statements by the Company as a basis for entering into this agreement that are not contained herein. This agreement may not be amended, modified or extended otherwise than by a written agreement executed by the parties thereto.

            Please confirm that the foregoing correctly sets forth the agreement between the Company and you by signing and returning to the Company one of the enclosed copies of this letter.

                                               Very truly yours,


                                              /S/ Michael J. Arnold

                                               Michael J. Arnold
                                               President
                                               FM Services Company


            I hereby confirm that the foregoing correctly sets forth the agreement between FM Services Company and myself.



                                              /S/  Rene L. Latiolais

                                               Rene L. Latiolais


                                               December 25 1997



                                     APPENDIX A

                                CONFIDENTIALITY TERMS

                 This  Appendix  A  to  the  Consulting  Agreement  (the
            "Agreement") by and between FM Services Company (the "Company") and Rene' L. Latiolais (the "Consultant") sets forth the parties' mutual understanding and agreement with respect to the obligations of the Consultant to maintain the confidentiality of certain information related to the Company and its Affiliates (as defined below). Any terms not otherwise defined in this Appendix A shall have the meaning normally ascribed to them but in the context necessary to fulfill the purpose of this Agreement.

                 1. Definitions

                      (A)  "Affiliate" shall  mean, with respect  to any
                         person or entity, (i) any other person or entity directly or indirectly controlling, controlled by or under common control with such person or entity, or (ii) any employee of such person or entity or any independent contractor contracted by such person or entity to perform work for the Company. For the purposes of this definition, "control" (including the correlative meanings, the terms "controlling", "controlled by" and "under common control with") as used with respect to any person or entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person entity, whether through the ownership of voting securities, by contract or otherwise; and, for the purposes of this agreement this term shall be interpreted to include client companies to which services are provided to by the Company or Company Personnel.


                      (B)  "Company  Personnel" means,  collectively (i)
                         any Affiliate or joint venture partner of the Company, (ii) any consultant or independent contractor employed by the Company, (iii) any entity in which the Company or any Affiliate of the Company has an investment interest and (iv) any employee, independent contractor or consultant employed by any of the entities described in subparts (i)-(iii) of this definition.

                      (C)  "Confidential Information" means  any and all
                         information and Know-How (i)(A) which is proprietary to the Company or any Company Personnel, or (B) which is or has been disclosed to the Consultant by the Company or any Company Personnel with the understanding that it is confidential and is to remain so, and (ii) which the Consultant has obtained or about which he has become aware during his prior employment by the Company or any of its Affiliates or during the Consulting Term.
                         Confidential Information includes, without limitation: business plans; environmental reports and plans; information contained in internal and external memoranda and correspondence by or to the Company or any Company Personnel, together with the memoranda and correspondence themselves; information contained in bulletins and newsletters created by the Company or an Company Personnel, together with the bulletins and newsletters themselves; information learned and notes taken in connection with meetings or teleconferences conducted during the period of prior employment of the Consultant or during the Consultant Term with the Company or any of its Affiliates or consultants; information and other data recorded in the databases, files, diskettes, directories, magnetic tape and other storage media of the Company's computer systems or any computer systems on which information or data of the Company is stored or processed; any information relating to decisions or actions taken by the Company or the reasons for such decisions or actions; financial information; trade secrets of the Company; and information relating to the Company's Know-How, products, operations, technology, computer programs, source codes, data bases, schematics, other original Works of Authorship, research and development, engineering, design, construction, manufacturing, purchasing, finance, marketing, product development, business acquisitions, personnel, promotion, distribution and selling activities.

                      (D)  "Intellectual  Property"  means any  and  all
                         Know-How, Works of Authorship, patents, trademarks, and copyrights which (i) relate directly to the business of the Company or its Affiliates or to the actual or demonstratively anticipate research or development of the
                         Company or its Affiliates, (ii) any of the Company's Know-How, equipment, supplies, facilities or trade secret information is used to develop or improve, or (iii) are not developed entirely on the Consultant's own time, including, in each case, any such Know-How, Works of Authorship, patents, trademarks and copyrights developed by the Consultant.

                      (E)  "Know-How"   means  any   designs,  formulas,
                         developmental or experimental work, new ideas, inventions, know-how, innovations, new applications, techniques, data, devices, computer and other programs, products, processes, concepts, discoveries, patterns, methods, information, improvements or creative work, whether or not any of them are reduced to writing or reduced to practice and whether or not they are patentable. The term "Know-How" shall include any written manifestations of any of the intangible information described in the first sentence of this definition, including, without limitation, related drawings, charts, blueprints, manuals and formulae.

                      (F)  "Works of Authorship"  mean those works fixed
                         in any tangible medium of expression from which they can be perceived, reproduced or otherwise communicated, either directly or with the aid of a machine or device, whether or not they are copyrightable.

                 2. Confidentiality.  The Consultant hereby acknowledges
                    that during the term of his employment by the Company and/or any of its Affiliates, and during the Consulting Term, the Consultant has been and will be exposed to certain Confidential Information. The Consultant agrees during the Consulting Term and thereafter, without limitation as to time, to hold such Confidential Information in strictest confidence, and not to use, except for the benefit of the Company or to disclose, transfer or reveal, directly or indirectly to any person or entity, any Confidential Information without the prior written authorization of the Chairman of the Board of the Company. All Confidential Information is and shall remain the sole and exclusive property of the Company, subject to its sole discretion as to use. The Consultant agrees not to use (and not to permit any of his Affiliates to use) any Confidential Information for his own benefit or for the benefit of any person or entity other than the Company. Without limiting the generality of the foregoing, the Consultant shall presume that all information and Know-How related in any manner to the Company or Affiliates which he has obtained or of which he has become aware during the course of his prior employment by the Company and/or any of its Affiliates, or which he obtains or of which he becomes aware during the Consulting Term, is Confidential Information, whether such information or Know-How was or is developed by the Consultant or by other people associated with the Company and notwithstanding that such information or Know-How may be otherwise available to the public.

                 3. Third Party Information The   Consultant acknowledges
                    that the  Company has received,  and in
                    the future will receive confidential or proprietary information from third parties, subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. The Consultant agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person or entity (except as necessary in performing
                    Consultant's   obligations   under   the   Agreement
                    consistent with the Company's agreement with such third party) or to use (or permit his Affiliates to use) it for the benefit of anyone other than for the Company or such third party (consistent with the Company's agreement with such third party) without the express written authorization of the Chairman of the Board of the Company.

                 4. No Additional Consideration. The Consultant agrees
                    that no additional compensation in addition to that provided in the Consulting Agreement shall be due him from the Company in consideration of the obligations required of the Consultant by this Appendix A.

                 5. Return of Materials. At the  request of the Company
                    or on the termination of the Consultant's association with or employment by the Company, the Consultant agrees to immediately deliver to the Consultant's primary contact at the Company all papers, notes, data, reference materials, sketches, drawings, memoranda, documentation, software, tools, apparatus and any other materials furnished to the Consultant by the Company or prepared or made, in whole or part, by the Consultant at any time during the Consultant's association with the Company.

                 4. Notice.   The Consultant  authorizes the  Company to
                    notify others, including any person to whom the Consultant has disclosed Confidential Information in violation of this Agreement of the terms of this Agreement and his obligations hereunder.